                                                                     Exhibit 1.1


                            THE COMPANIES ACT 1985



                      A PUBLIC COMPANY LIMITED BY SHARES



                                      NEW

                            ARTICLES OF ASSOCIATION

                                      OF

                                 WPP GROUP plc


            (ADOPTED BY SPECIAL RESOLUTION PASSED ON 25 JUNE 2001)

                                  NO. 1003653



                                 ALLEN & OVERY
                                    London
                                  CO:823300.1

                                   CONTENTS

PRELIMINARY................................................................................................   1
1.   Table A not to apply..................................................................................   1
2.   Interpretation........................................................................................   1
SHARE CAPITAL..............................................................................................   4
3.   Authorised share capital..............................................................................   4
4.   Rights attached to shares.............................................................................   4
5.   Unissued shares.......................................................................................   4
6.   Authority to allot relevant securities................................................................   4
7.   Dis-application of pre-emption rights.................................................................   4
8.   Power to pay commission and brokerage.................................................................   5
9.   Power to increase, consolidate, sub-divide and cancel shares..........................................   5
10.  Power to issue redeemable shares......................................................................   6
11.  Power to purchase own shares..........................................................................   6
12.  Power to reduce capital...............................................................................   6
13.  Trusts not recognised.................................................................................   7
14.  Conversion of shares into stock.......................................................................   7
15.  Share warrants........................................................................................   7
UNCERTIFICATED SHARES - GENERAL POWERS.....................................................................   8
16.  Uncertificated shares - general powers................................................................   8
VARIATION OF RIGHTS........................................................................................   9
17.  Variation of rights...................................................................................   9
TRANSFERS OF SHARES........................................................................................  10
18.  Right to transfer shares..............................................................................  10
19.  Transfers of uncertificated shares....................................................................  10
20.  Transfers of certificated shares......................................................................  10
21.  Other provisions relating to transfers................................................................  10
22.  Notice of refusal.....................................................................................  11
TRANSMISSION OF SHARES.....................................................................................  11
23.  Transmission on death.................................................................................  11
24.  Election of person entitled by transmission...........................................................  11
25.  Rights of person entitled by transmission.............................................................  11
DISCLOSURE OF INTERESTS IN SHARES..........................................................................  12
26.  Disclosure of interests in shares.....................................................................  12
GENERAL MEETINGS...........................................................................................  14
27.  Annual general meetings...............................................................................  14
28.  Extraordinary general meetings........................................................................  14
29.  Convening of extraordinary general meetings...........................................................  14
30.  Separate general meetings.............................................................................  14
NOTICE OF GENERAL MEETINGS.................................................................................  14
31.  Length and form of notice.............................................................................  14
32.  Omission or non-receipt of notice.....................................................................  15
PROCEEDING AT GENERAL MEETINGS.............................................................................  15
33.  Quorum................................................................................................  15
34.  Security..............................................................................................  15
35.  Chairman..............................................................................................  15
36.  Right to attend and speak.............................................................................  16
37.  Resolutions and amendments............................................................................  16
38.  Adjournment...........................................................................................  16
39.  Meeting at more than one place........................................................................  17
40.  Method of voting and demand for poll..................................................................  17

41.  How poll is to be taken...............................................................................  18
42.  Chairman's casting vote...............................................................................  18
VOTES OF MEMBERS...........................................................................................  19
43.  Voting rights.........................................................................................  19
44.  Representation of corporations........................................................................  19
45.  Voting rights of joint holders........................................................................  19
46.  Voting rights of members incapable of managing their affairs..........................................  19
47.  Voting rights suspended where sums overdue............................................................  20
48.  Objections to admissibility of votes..................................................................  20
PROXIES....................................................................................................  20
49.  Proxies...............................................................................................  20
50.  Appointment of proxy..................................................................................  20
51.  Receipt of proxy......................................................................................  20
52.  Notice of revocation of authority.....................................................................  22
53.  ADR Depositary can appoint multiple proxies...........................................................  22
54.  The ADR Depositary shall keep a Proxy Register........................................................  22
55.  Appointed Proxies can only attend general meetings if properly appointed..............................  22
56.  Rights of Appointed Proxies...........................................................................  22
57.  Sending information to an Appointed Proxy.............................................................  23
58.  The Proxy Register may be fixed at a certain date.....................................................  23
59.  The nature of an Appointed Proxy's interest...........................................................  23
60.  Validity of the appointment of Appointed Proxies......................................................  23
DIRECTORS..................................................................................................  24
61.  Number of directors...................................................................................  24
62.  Directors need not be members.........................................................................  24
63.  Age of directors......................................................................................  24
APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS...........................................................  24
64.  Appointment of directors by the Company...............................................................  24
65.  Separate resolutions for appointment of each director.................................................  24
66.  The board's power to appoint directors................................................................  25
67.  Retirement of directors...............................................................................  25
68.  Removal of directors..................................................................................  25
69.  Vacation of office of director........................................................................  25
70.  Executive directors...................................................................................  26
ALTERNATE DIRECTORS........................................................................................  26
71.  Power to appoint alternate directors..................................................................  26
ASSOCIATE DIRECTORS........................................................................................  27
72.  Power to appoint associate directors..................................................................  27
REMUNERATION, EXPENSES AND PENSIONS........................................................................  27
73.  Remuneration of directors.............................................................................  27
74.  Special remuneration..................................................................................  28
75.  Expenses..............................................................................................  28
76.  Pensions and other benefits...........................................................................  28
POWERS OF THE BOARD........................................................................................  29
77.  General powers of the board to manage the Company's business..........................................  29
78.  Power to act notwithstanding vacancy..................................................................  29
79.  Provisions for employees..............................................................................  29
80.  Power to borrow money.................................................................................  29
DELEGATION OF BOARD'S POWERS...............................................................................  33
81.  Delegation to individual directors....................................................................  33
82.  Committees............................................................................................  33
83.  Local boards..........................................................................................  33
84.  Powers of attorney....................................................................................  34

DIRECTORS' INTERESTS......................................................................................   34
85.  Directors' interests and voting......................................................................   34
PROCEEDINGS OF THE BOARD..................................................................................   37
86.  Board meetings.......................................................................................   37
87.  Notice of board meetings.............................................................................   37
88.  Quorum...............................................................................................   37
89.  Chairman or deputy chairman to preside...............................................................   37
90.  Competence of board meetings.........................................................................   37
91.  Voting...............................................................................................   37
92.  Telephone board meeting..............................................................................   37
93.  Resolutions without meetings.........................................................................   38
94.  Validity of acts of directors in spite of formal defect..............................................   38
95.  Minutes..............................................................................................   38
SECRETARY.................................................................................................   38
96.  Secretary............................................................................................   38
SHARE CERTIFICATES........................................................................................   39
97.  Issue of certificates................................................................................   39
98.  Charges for and replacement of certificates..........................................................   39
LIEN ON SHARES............................................................................................   40
99.  Lien on partly paid shares...........................................................................   40
00.  Enforcement of lien..................................................................................   40
CALLS ON SHARES...........................................................................................   40
101.  Calls...............................................................................................   40
102.  Interest on calls...................................................................................   40
103.  Sums treated as calls...............................................................................   41
104.  Power to differentiate..............................................................................   41
105.  Payment of calls in advance.........................................................................   41
FORFEITURE OF SHARES......................................................................................   41
106.  Notice of unpaid calls..............................................................................   41
107.  Forfeiture on non-compliance with notice............................................................   41
108.  Power to annul forfeiture or surrender..............................................................   41
109.  Disposal of forfeited or surrendered shares.........................................................   42
110.  Arrears to be paid notwithstanding forfeiture or surrender..........................................   42
SEAL......................................................................................................   44
111.  Seal................................................................................................   42
DIVIDENDS.................................................................................................   43
112.  Declaration of dividends by the Company.............................................................   43
113.  Fixed and interim dividends.........................................................................   43
114.  Calculation and currency of dividends...............................................................   43
115.  Method of payment...................................................................................   44
116.  Dividends not to bear interest......................................................................   44
117.  Calls or debts may be deducted from dividends.......................................................   44
118.  Unclaimed dividends etc.............................................................................   45
119.  Uncashed dividends..................................................................................   45
120.  Dividends in specie.................................................................................   45
121.  Scrip dividends.....................................................................................   45
CAPITALISATION OF RESERVES................................................................................   47
122.  Capitalisation of reserves..........................................................................   47
123.  Capitalisation of reserves - employees' share schemes...............................................   47
RECORD DATES..............................................................................................   48
124.  Fixing of record dates..............................................................................   48
ACCOUNTS..................................................................................................   48
125.  Accounting records..................................................................................   48

NOTICES...................................................................................................   49
126.  Form of notices.....................................................................................   49
127.  Manner of giving notices............................................................................   49
128.  Notice by advertisement.............................................................................   49
129.  When notice is deemed given.........................................................................   49
130.  Record date for giving notices......................................................................   50
131.  Notice to person entitled by transmission...........................................................   50
UNTRACED MEMBERS..........................................................................................   50
132.  Sale of shares of untraced members..................................................................   50
133.  Application of proceeds of sale.....................................................................   51
DESTRUCTION OF DOCUMENTS..................................................................................   52
134.  Destruction of documents............................................................................   52
WINDING UP................................................................................................   53
135.  Powers to distribute in specie......................................................................   53
INDEMNITY.................................................................................................   53
136.  Indemnity of officers...............................................................................   53

Company number
1003653


                            THE COMPANIES ACT 1985



                      A PUBLIC COMPANY LIMITED BY SHARES


                                      NEW

                            ARTICLES OF ASSOCIATION

                                      OF

                                 WPP GROUP plc

            (adopted by special resolution passed on 25 June, 2001)



                                  PRELIMINARY

1.   Table A not to apply
     Neither the regulations in Table A in the First Schedule to the Companies Act 1948 nor those in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 shall apply to the Company.

2.   Interpretation

(1)  In these articles, unless the contrary intention appears:

     (a)  the following definitions apply:

          Act                   ...          means the Companies Act 1985;

          ADR Depositary        ...          means a custodian or other person approved by
                                             the directors who holds shares in the Company
                                             under arrangements where either the custodian or
                                             some other person issues American Depositary
                                             Receipts which evidence American Depositary
                                             Shares representing shares in the Company;

          American Depositary   ...          means American Depositary Shares which
          Shares                             represent shares in the Company and are
                                             evidenced by American Depositary Receipts;

          American Depositary   ...          means American Depositary Receipts which

          Receipts              ...          represent American Depositary Shares;

          these articles        ...          means these articles of association, as from time
                                             to time altered;

          board                 ...          means the board of directors for the time being of
                                             the Company;

          clear days            ...          means, in relation to the period of a notice, that
                                             period excluding the day when the notice is given
                                             or deemed to be given and the day for which it is
                                             given or on which it is to take effect;

          committee             ...          means a committee of the board;

          communication         ...          has the same meaning as in the Electronic
                                             Communications Act 2000;

          director              ...          means a director for the time being of
                                             the Company;

          electronic            ...          has the same meaning as in the Electronic
          communication                      Communications Act 2000;

          holder                ...          in relation to any share means the member whose
                                             name is entered in the register as the holder of
                                             that share;

          office                ...          means the registered office for the time being of
                                             the Company;

          paid up               ...          means paid up or credited as paid up;

          person entitled by    ...          means a person whose entitlement to a share in
          transmission                       consequence of the death or bankruptcy of a
                                             member or of any other event giving rise to its
                                             transmission by operation of law has been noted
                                             in the register;

          register              ...          means the register of members of the Company;

          seal                  ...          means any common seal of the Company or any
                                             official seal or securities seal which the
                                             Company may have or be permitted to have under
                                             the Statutes;

          secretary             ...          means the secretary of the Company or, if there
                                             are joint secretaries, any of the joint secretaries
                                             and includes an assistant or deputy secretary and
                                             any person appointed by the board to perform any
                                             of the duties of the secretary of the Company;

          Statutes         ---          means the Act and every other statute, statutory
                                        instrument, regulation or order for the time being
                                        in force concerning companies registered under
                                        the Act; and

          UKLA             ---          means the UK Listing Authority;

     (b) any reference to an uncertificated share, or to a share being held in uncertificated form, means a share which is for the time being recorded on the register as being held in uncertificated form, and any reference to a certificated share means any share other than an uncertificated share;

     (c) any other words or expressions defined in the Act or, if not defined in the Act, in any other of the Statutes (in each case as in force on the date of adoption of these articles) have the same meaning in these articles except that the word "company" includes any body corporate;

     (d) any reference elsewhere in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

     (e) words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

     (f) any reference to writing includes a reference to any method of reproducing words in a legible form;

     (g) any reference to doing something by electronic means includes doing it by an electronic communication;

     (h) any reference to a signature or to something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the board may from time to time approve, a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person;

     (i) any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

     (j) any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

     (k) any reference to a show of hands includes such other method of casting votes as the board may from time to time approve; and

     (l) where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by him.

(2) Subject to the Statutes, a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these articles.

(3) Headings to these articles are inserted for convenience only and shall not affect construction.

                                 SHARE CAPITAL

3.   Authorised share capital

     The authorised share capital of the Company at the date of adoption of these articles is (Pounds)175,000,000 divided into 1,750,000,000 ordinary shares of 10p each.

4.   Rights attached to shares

     Subject to the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board may decide.

5.   Unissued shares

     Subject to the Statutes, these articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the board may decide.

6.   Authority to allot relevant securities

     The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

     (a) on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the nominal amount specified in the resolution; and

     (b) unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed),

     but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

7.   Dis-application of pre-emption rights

(1) Subject to the board being generally authorised to allot relevant securities in accordance with section 80 of the Act, the Company may from time to time resolve, by a special resolution referring to this article, that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment but that power shall be limited:

     (a) to the allotment of equity securities in connection with a rights issue; and

     (b) to the allotment (other than in connection with a rights issue) of equity securities having a nominal amount not exceeding in aggregate the sum specified in the special resolution,

     and unless previously revoked, that power shall (if so provided in the special resolution) expire on the date specified in the special resolution of the Company. The Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

(2)  For the purposes of this article:

     (a) "equity security" and "relevant shares" have the meanings given to them in section 94 of the Act; and

     (b) "rights issue" means an offer or issue to or in favour of holders of ordinary shares on the register on a date fixed by the board where the equity securities respectively attributable to the interests of all those holders are proportionate (as nearly as practicable) to the respective number of ordinary shares held by them on that date but the board may make such exclusions or other arrangements as the board considers expedient in relation to fractional entitlements or legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange.

8.   Power to pay commission and brokerage

     The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes.

9.   Power to increase, consolidate, sub-divide and cancel shares

(1)  The Company may by ordinary resolution:

     (a) increase its share capital by the creation of new shares of such amount as the resolution prescribes;

     (b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

     (c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association or these articles, but so that the proportion between the amount paid up and the amount (if any) not paid up on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

     (d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(2) A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(3) If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular, the board may:

     (a) (on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or

     (b) subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up his holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

(4) For the purpose of a sale under paragraph (3)(a) above, the board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

10.  Power to issue redeemable shares

     Subject to the Statutes, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder.

11.  Power to purchase own shares

     Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares.

12.  Power to reduce capital

     Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.  Trusts not recognised

     Except as required by law or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder's absolute right to the entirety of the share.

14.  Conversion of shares into stock

(1) The Company may by ordinary resolution convert all or any of its paid up shares into stock and re-convert stock into paid up shares of any denomination.

(2) When any shares have been converted into stock, a holder of stock may transfer his interest in it, or any part of his interest, in the same manner and subject to the same regulations and restrictions as would have applied to the shares from which the stock arose if they had not been converted, or as nearly as circumstances permit except that the board shall have discretion to decide whether to apply to have the stock registered as a participating security for the purposes of a relevant system. The board may from time to time fix the minimum amount of stock transferable, provided that the minimum does not exceed the nominal amount of the shares from which the stock arose.

(3) A holder of stock shall, according to the amount of stock held by him, have the same rights, privileges and advantages in all respects as if he held the shares from which the stock arose but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on a winding up) shall be conferred by an amount of stock which, if existing in shares, would not have conferred such right, privilege or advantage.

(4) Subject to the preceding paragraphs of this article, these articles applicable to paid up shares shall apply to stock and references to shares shall be construed accordingly.

15.  Share warrants

(1) Subject to the Statutes and these articles, the Company may issue a share warrant with respect to any fully paid share.

(2) Every share warrant shall be issued under seal, or in such other manner as the board may authorise, and shall state that the bearer is entitled to the shares to which it relates and may provide by coupons or otherwise for the payment of future dividends or other moneys on the shares included in it.

(3) A share included in a share warrant may be transferred by the delivery of the share warrant without any written transfer and without registration and none of the other provisions of these articles relating to the transfer of shares shall apply to any such transfer.

(4) The board may determine and from time to time may vary the conditions upon which a new share warrant or coupon may be issued in the place of one defaced, worn out, lost or destroyed, but a new share warrant or coupon shall only be issued to replace one that is alleged to have been lost or destroyed if the board is satisfied beyond reasonable doubt that the original share warrant or coupon has been destroyed.

(5) The board may also determine and from time to time may vary the conditions upon which share warrants shall be issued and, in particular, all or any of the conditions upon which:

     (a) the bearer of a share warrant shall be entitled to obtain payment of a dividend or other moneys payable in respect of the shares included in it;

     (b) the bearer of a share warrant shall be entitled to attend and vote at any general meeting of the Company; and

     (c) a share warrant may be surrendered for cancellation and the name of the bearer entered as a member in the register in respect of the shares included in the warrant.

(6) The bearer of a share warrant shall be subject to the conditions for the time being in force in relation to share warrants, whether made before or after the issue of the share warrant, and, subject to such conditions and to the Statutes, the bearer shall be deemed to be a member of the Company and shall be entitled to the same rights as if his name were entered in the register as the holder of the shares included in the share warrant.

(7) The Company shall not be bound to recognise (even when having notice of it) any interest in or in respect of any share represented by a share warrant, other than the bearer's absolute right to the warrant.

(8) The Company shall not be responsible for any loss or damage suffered by any person by reason of the Company entering in the register, upon the surrender of a share warrant, the name of any person who is not the true and lawful owner of that warrant.


                    UNCERTIFICATED SHARES - GENERAL POWERS

16.  Uncertificated shares - general powers

(1) The board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(2) In relation to any share which is for the time being held in uncertificated form:

     (a) the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

     (b)  any provision in these articles which is inconsistent with:

          (i) the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

          (ii) any other provision of the Statutes relating to shares held in uncertificated form; or

          (iii) the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

          shall not apply;

     (c) the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice; and

     (d)  the Company shall not issue a certificate.

(3) The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

(4) For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated from shall not be treated as a separate class from shares of that class held by that person in certificated form.

                              VARIATION OF RIGHTS

17.  Variation of rights

(1) Whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the authority of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

(2) The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

     (a) the quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class;

     (b) at an adjourned meeting the quorum shall be one person holding shares of the class or his proxy;

     (c) every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

     (d) a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(3) Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.

                              TRANSFERS OF SHARES

18.  Right to transfer shares

     Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

19.  Transfers of uncertificated shares

(1) The Company shall register the transfer of any shares held in uncertificated form in accordance with the Statutes.

(2) The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of an uncertificated share where permitted by the Statutes.


20.  Transfers of certificated shares

(1) An instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(2) The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any instrument of transfer of a certificated share:

     (a) which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the UKLA, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

     (b)  on which the Company has a lien.

(3) The board may also refuse to register any instrument of transfer of a certificated share unless it is:

     (a) left at the office, or at such other place as the board may decide, for registration; and

     (b) accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares.

(4) All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

21.  Other provisions relating to transfers

(1) No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(2) The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(3) The board may refuse to register any transfer unless it is in respect of only one class of shares.

(4) Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(5) The registration of the transfer of any shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may decide, except that the registration of the transfer of any shares or class of shares which are for the time being participating securities may only be suspended as permitted by the Statutes.

(6) Unless otherwise agreed by the board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

22.  Notice of refusal

     If the board refuses to register a transfer of a share it shall, within two months after the date on which the instrument of transfer was lodged or the Operator-instruction was received, give to the transferee notice of the refusal.

                            TRANSMISSION OF SHARES

23.  Transmission on death

     If a member dies, the survivor, where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

24.  Election of person entitled by transmission

(1) A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(2) If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person or shall execute such other document or take such other action as the board may require to enable that person to be registered.

(3) The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

25.  Rights of person entitled by transmission

(1) A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any general meeting of the Company.

(2) The board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if after ninety days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                       DISCLOSURE OF INTERESTS IN SHARES

26.  Disclosure of interests in shares

(1) This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 212 of the Act (a "section 212 notice").

(2) If a section 212 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

(3) If the holder of, or any person appearing to be interested in, any share has been given a section 212 notice and, in respect of that share (a "default share"), has been in default for a period of 14 days after the section 212 notice has been given in supplying to the Company the information required by the section 212 notice, the restrictions referred to below shall apply. Those restrictions shall continue for the period specified by the board, being not more than seven days after the earlier of:

     (a) the Company being notified that the default shares have been sold pursuant to an exempt transfer; or

     (b) due compliance, to the satisfaction of the board, with the section 212 notice.

     The board may waive these restrictions, in whole or in part, at any time.

(4)  The restrictions referred to above are as follows:

     (a) if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

     (b) if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

          (i) to attend or to vote, either personally or by proxy, at any general meeting of the Company; or

          (ii)  to receive any dividend or other distribution; or

          (iii) to transfer or agree to transfer any of those shares or any rights in them.

     The restrictions in subparagraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

(5) If any dividend or other distribution is withheld under paragraph (4)(b) above, the member shall be entitled to receive it as soon as practicable after the restriction ceases to apply.

(6) If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(7)  For the purposes of this article:

     (a) an "exempt transfer" in relation to any share is a transfer pursuant to:

          (i) a sale of the share on a recognised investment exchange in the United Kingdom or on any stock exchange outside the United Kingdom on which shares of that class are listed or normally traded; or

          (ii) a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

          (iii) acceptance of a takeover offer (as defined for the purposes of Part XIIIA of the Act);

     (b) the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 212 notice is given; and

     (c) a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.

(8)  The provisions of this article are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

                                GENERAL MEETINGS

27.  Annual general meetings

     The board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

28.  Extraordinary general meetings

     All general meetings other than annual general meetings shall be called extraordinary general meetings.

29.  Convening of extraordinary general meetings

(1) The board may convene an extraordinary general meeting whenever it thinks fit.

(2)  An extraordinary general meeting may also be convened in accordance with article 78.

(3) An extraordinary general meeting shall also be convened by the board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(4) The board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

30.  Separate general meetings

     Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

                           NOTICE OF GENERAL MEETINGS

31.  Length and form of notice

(1) An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the Statutes or a resolution appointing any person (other than a retiring director) as a director shall be called by not less than twenty-one clear days' notice. All other extraordinary general meetings shall be called by not less than fourteen clear days' notice.

(2) The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. It shall also state in a reasonably prominent place that a member entitled to attend and vote can appoint one or more proxies (who need not be members) to attend, speak and vote instead of that member.

(3) Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

32.  Omission or non-receipt of notice

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

33.  Quorum

(1) No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(2) Except as otherwise provided by these articles two members present in person or by proxy and entitled to vote shall be a quorum.

(3) If within fifteen minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or, if that day is a holiday, to the next working day) and at the same time and place as the original meeting, or, subject to article 38(4), to such other day, and at such other time and place, as the board may decide.

(4) If at an adjourned meeting a quorum is not present within fifteen minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

34.  Security

     The board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

     (a) refuse entry to a meeting to any person who refuses to comply with any such arrangements; and

     (b) eject from a meeting any person who causes the proceedings to become disorderly.

35.  Chairman

     At each general meeting, the chairman of the board (if any) or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office shall preside as chairman of the meeting. If neither the chairman nor deputy chairman is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chairman of the meeting. If no director is present within fifteen minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chairman of the meeting, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting.

36.  Right to attend and speak

(1) A director shall be entitled to attend and speak at any general meeting of the Company whether or not he is a member.

(2) The chairman may invite any person to attend and speak at any general meeting of the Company if he considers that such person has the appropriate knowledge or experience of the Company's business to assist in the deliberations of the meeting.

37.  Resolutions and amendments

(1) Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2) In the case of a resolution to be proposed as a special or extraordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(3) In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

     (a) in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office no later than 48 hours before the time fixed for the holding of the relevant meeting; or

     (b) in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

     The giving of notice under subparagraph (a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

(4) With the consent of the chairman of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(5) If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

38.  Adjournment

(1) With the consent of any general meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(2) In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

(3) Nothing in this article shall limit any other power vested in the chairman of the meeting to adjourn the meeting.

(4) Whenever a meeting is adjourned for thirty days or more or sine die, at least fourteen clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(5) No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

39.  Meeting at more than one place

(1)  A general meeting may be held at more than one place if:

     (a) the notice convening the meeting specifies that it shall be held at more than one place; or

     (b) the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

     (c) it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

(2) A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether by electronic means or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

(3) Each person present at each place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place at which the chairman of the meeting is present.

40.  Method of voting and demand for poll

(1) At a general meeting an ordinary resolution or any other question (other than a special or extraordinary resolution) put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

     (a)  the chairman of the meeting; or

     (b) at least five members present in person or by proxy having the right to vote on the resolution; or

     (c) a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

     (d) a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

     and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(2)  No poll may be demanded on the appointment of a chairman of the meeting.

(3) A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(4) Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

(6) All special resolutions and extraordinary resolutions shall be decided on a poll.

41.  How poll is to be taken

(1) If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within thirty days after the meeting), at such place and in such manner (including by electronic means) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(2) A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(3) It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(4) On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(5) The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

42.  Chairman's casting vote

     In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

                                VOTES OF MEMBERS

43.  Voting rights

(1) Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company:

     (a) on a show of hands, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member, shall have one vote and every person present who has been duly appointed as a proxy shall have one vote; and

     (b) on a poll, every member who is present in person or by a duly appointed proxy (other than an Appointed Proxy (as defined in article 53(1))) shall have one vote for each share of which he is the holder and an Appointed Proxy shall have such number of votes as equals his Appointed Number of shares (as defined in article 53(2)).

(2) For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

44.  Representation of corporations

     Any corporation which is a member of the Company may, by resolution of its board or other governing body, authorise any person to act as its representative at any general meeting of the Company and the representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll. The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

45.  Voting rights of joint holders

     If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

46.  Voting rights of members incapable of managing their affairs

     A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

47.  Voting rights suspended where sums overdue

     Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

48.  Objections to admissibility of votes

     No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

                                    PROXIES
49.  Proxies

(1) A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion.

(2) The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(3) The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

(4)  A proxy is entitled to speak at general meetings.

(5) Proxies may also be appointed to attend, speak and vote at general meetings in the circumstances and in the manner provided for in articles 53, 55, 56 and 58 and articles 49 to 52 should be read subject to the provisions of those articles.

50.  Appointment of proxy

     The appointment of a proxy may be in such form as is usual or common or in such other form as the board may from time to time approve and shall be signed by the appointor, or his duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.

51.  Receipt of proxy

(1)  A proxy appointment:

     (a) must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the meeting (or if no such address is specified, at the office) at least 48 hours before the time fixed for holding the meeting at which the appointee proposes to vote; or

     (b) in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the poll or meeting (or if no such address is specified, at the office) at least 24 hours before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

     (c) in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must either be received by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting, or be received at such address and by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

(2) In the case of a proxy appointment signed by an agent of a member who is not a corporation, the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or such other information as shall be so specified must also be received by the Company in the manner set out in paragraph (1) above.

(3) In the case of a proxy appointment signed by an officer or other agent of a corporation, the board may also require the receipt, in the manner set out in paragraph (1) above, of the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting, or of such other authorities or information as shall be so specified.

(4) The board may, but shall not be bound to, require such further evidence as it thinks fit of the authenticity or integrity of any signature on a proxy appointment and, if the signatory is an agent or, where the appointor is a corporation, an officer, of his authority.

(5) The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraphs (2), (3) or (4) above has not been received in accordance with the requirements of this article.

(6) Subject to paragraph (5) above, if the proxy appointment and any of the information required under paragraphs (2), (3) or (4) above are not received in the manner required above, the appointee shall not be entitled to vote in respect of the shares in question.

(7) If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

52.  Notice of revocation of authority

     A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at the office (or at such other address at which the proxy appointment was duly received) at least six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

                          ADR DEPOSITARY ARRANGEMENTS

53.  ADR Depositary can appoint multiple proxies

(1) The ADR Depositary can appoint more than one person to be its proxy (each person validly so appointed being referred to as an "Appointed Proxy") and the provisions of articles 49 to 52 shall apply to any such appointment(s).

(2) The appointment shall set out the number of shares in relation to which an Appointed Proxy is appointed (the "Appointed Number"). The Appointed Number of shares of all Appointed Proxies, when added together, must not be more than the total number of shares registered in the name of the ADR Depositary.

54.  The ADR Depositary shall keep a Proxy Register

(1) The ADR Depositary shall keep a register of the names and addresses of all the Appointed Proxies (the "Proxy Register"). The Proxy Register shall set out the Appointed Number of shares of each Appointed Proxy. This may be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the Appointed Number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which any one American Depositary Receipt represents.

(2) The ADR Depositary shall allow anyone whom the board nominates to inspect the Proxy Register during usual business hours on any week day (Saturdays and public holidays excepted) at the registered office of the ADR Depositary. The ADR Depositary shall also provide, as soon as possible, any information contained in the Proxy Register which may be requested by the Company or its agents.

55.  Appointed Proxies can only attend general meetings if properly appointed

     An Appointed Proxy may only attend a general meeting if he provides the Company with written evidence of his appointment by the ADR Depositary for that general meeting. This shall be in a form agreed between the board and the ADR Depositary.

56.  Rights of Appointed Proxies

     Subject to the Statutes and providing the total number of shares registered in the name of the ADR Depositary is sufficient to include an Appointed Proxy's Appointed Number:

     (a) at a general meeting which an Appointed Proxy is entitled to attend, he is entitled to the same rights and has the same obligations in relation to his Appointed Number of shares as if such shares were registered in his name; and

     (b) an Appointed Proxy can himself appoint another person to be his proxy in relation to his Appointed Number of shares and the provisions of articles 49 to 52 shall apply to such appointment as if the Appointed Proxy was the registered holder of such shares and the appointment was made by him in that capacity.

57.  Sending information to an Appointed Proxy

     The Company may send to an Appointed Proxy at his address in the Proxy Register all or any of the documents which are sent to members.

58.  The Proxy Register may be fixed at a certain date

(1)  In order to determine which persons are entitled as Appointed Proxies to:

     (a)  exercise the rights conferred by article 56; and

     (b)  receive documents sent pursuant to article 57

     and the Appointed Number of shares in respect of which a person is to be treated as Appointed Proxy for such purpose, the ADR Depositary may determine that the persons who are entitled are those persons entered in the Proxy Register at the close of business on a date (a "Record Date") determined by the ADR Depositary in consultation with the Company.

(2)  When a Record Date is determined for a particular purpose:

     (a) the Appointed Number of shares of an Appointed Proxy will be treated as the number appearing against his name in the Proxy Register as at the close of business on the Record Date (this may be shown by setting out the number of American Depositary Receipts which each Appointed Proxy holds and stating that the number of shares can be ascertained by multiplying the said number of American Depositary Receipts by such number which for the time being is equal to the number of shares which any one American Depositary Receipt represents); and

     (b) changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining the entitlement of any person for the purpose concerned.

59.  The nature of an Appointed Proxy's interest

     Except as required by the Statutes, no Appointed Proxy will be recognised by the Company as holding any interest in shares upon any trust. Except for recognising the rights given in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 56, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the ADR Depositary) who has any interest in the shares in respect of which the Appointed Proxy has been appointed.

60.  Validity of the appointment of Appointed Proxies

(1) If any question arises at or in relation to a general meeting as to whether any particular person has been validly appointed as or by an Appointed Proxy to vote (or exercise any other right) in respect of any shares, the question will be determined by the chairman of the general meeting. His decision (which may include declining to recognise a particular appointment as valid) will, if made in good faith, be final and binding on all persons interested.

(2) If a question of the type described in paragraph (1) above arises in any circumstances other than at or in relation to a general meeting, the question will be determined by the board. Its decision (which can include declining to recognise a particular appointment as valid) will also, if made in good faith, be final and binding on all persons interested.


                                   DIRECTORS

61.  Number of directors

     The directors (other than alternate directors) shall not, unless otherwise determined by an ordinary resolution of the Company, be less than 6 in number.

62.  Directors need not be members

     A director need not be a member of the Company.

63.  Age of directors

     No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice of any resolution.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

64.  Appointment of directors by the Company

(1) Subject to these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(2) No person (other than a director retiring in accordance with these articles) shall be appointed or re-appointed a director at any general meeting unless:

     (a)  he is recommended by the board; or

     (b) not less than seven nor more than forty-two days before the date appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors and a notice executed by that person of his willingness to be appointed.

65.  Separate resolutions for appointment of each director

     Every resolution of a general meeting for the appointment of a director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

66.  The board's power to appoint directors

     The board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

67.  Retirement of directors

(1)  At each annual general meeting any director then in office who:

     (a) has been appointed by the board since the previous annual general meeting; or

     (b) at the date of the notice convening the annual general meeting had held office for more than 30 months since he was appointed or last re-appointed by the Company in general meeting,

     shall retire from office but shall be eligible for re-appointment.

(2) A retiring director shall (unless he is removed from office or his office is vacated in accordance with these articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

(3) If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a resolution is passed not to fill the vacancy or to appoint another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

68.  Removal of directors

(1) The Company may by extraordinary resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company.

(2) A director may also be removed from office by giving him notice to that effect signed by or on behalf of all the other directors.

(3) Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

69.  Vacation of office of director

     Without prejudice to the provisions of these articles for retirement or removal the office of a director shall be vacated if:

     (a)  he is prohibited by law from being a director; or

     (b) he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

     (c) he is, or may be, suffering from mental disorder and in relation to that disorder either he is admitted to hospital for treatment or an order is made by a court (whether in the United Kingdom or elsewhere) for his detention or for the appointment of some person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated; or

     (d) if for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from board meetings held during that period and the board resolves that his office be vacated; or

     (e) he gives to the Company notice of his wish to resign, in which event he shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

70.  Executive directors

(1) The board may appoint one or more directors to hold any executive office under the Company (including that of chairman, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(2) The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(3) A director appointed as executive chairman, chief executive or managing director shall automatically cease to hold that office if he ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                              ALTERNATE DIRECTORS

71.  Power to appoint alternate directors

(1) Each director may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

(2) An alternate director shall be entitled to receive notice of all board meetings and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting these articles shall apply as if he were a director.

(3) Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

(4) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(5) Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

(6) Every appointment or removal of an alternate director shall be made by notice and shall be effective (subject to paragraph (1) above) on receipt by the secretary of the notice.

                              ASSOCIATE DIRECTORS

72.  Power to appoint associate directors

     The directors may at any time and from time to time appoint any person (not being a director) to be an associate director, and the following provisions with regard to associate directors shall have effect:

     (a) a person so appointed shall not be required to be a member of the Company and shall hold office until removed by resolution of the directors.

     (b)  the number of associate directors shall not at any time exceed six.

     (c) the remuneration of the associate directors shall be such as from time to time be determined by the directors and may be of any description.

     (d) associate directors shall not have any right to attend or vote at meetings of the directors, and they shall not be directors within the meaning of that word as used in the Company's regulations. If invited to attend and express their views at meetings of the directors, they shall do so only on the same footing as other officials and members of the staff of the Company.

                      REMUNERATION, EXPENSES AND PENSIONS

73.  Remuneration of directors

(1) The directors (other than any director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees not exceeding in aggregate (Pounds)450,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the directors may decide to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any fee payable under this article shall be distinct from any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

(2) The board (or any duly authorised committee of the board) may make arrangements for such proportion of the fees payable to any director under the provisions of this article as the board or such committee may from time to time decide, to be provided in the form of fully paid ordinary shares in the capital of the Company by applying the relevant amount in the purchase or subscription of such share on behalf of such director. In the case of a subscription of shares, for the purposes of this article, the subscription price for such shares shall be deemed to be the closing middle market price as published in the London Stock Exchange Daily Official List on the day of such subscription.

74.  Special remuneration

(1) The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(2) Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

75.  Expenses

     A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from board meetings, committee meetings, general meetings and separate general meetings of the holders of any class shares in the Company. Subject to any guidelines and procedures established from time to time by the board, a director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

76.  Pensions and other benefits

     The board may exercise all the powers of the Company to pay, provide or procure the grant of pensions or other retirement or superannuation benefits and death, disability or other benefits, allowances or gratuities to any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement and pay any insurance premiums.

                              POWERS OF THE BOARD

77.  General powers of the board to manage the Company's business

(1) The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the Statutes, the memorandum, these articles and any ordinary resolution of the Company. No ordinary resolution or alteration of the memorandum or these articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

(2) The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution of the Company.

78.  Power to act notwithstanding vacancy

     The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number fixed by or in accordance with these articles, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

79.  Provisions for employees

     The board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

80.  Power to borrow money

(1) The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(2) The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only so far as by such exercise it can secure) that the aggregate principal amount outstanding at any time in respect of all borrowings by the Group (exclusive of any borrowings which are owed by one Group company to another Group company) after deducting the amount of cash deposited will not, without the previous authority of the Company in general meeting, exceed:

     (a)  an amount equal to 2.5 times adjusted capital and reserves; or

     (b) any higher limit fixed by ordinary resolution of the Company which is applicable at the relevant time.

(3)  In this article:

     (a)  "adjusted capital and reserves" means the aggregate of:

          (i) the amount paid up on the allotted share capital of the Company; and

          (ii) the amounts standing to the credit of the reserves of the Group (including share premium account and capital redemption reserve, but excluding any currency translation reserve), after adding or deducting any balance standing to the credit or debit of the Group's profit and loss account, all as shown in the relevant balance sheet but unless the directors determine otherwise, after:

          (i)   making such adjustments as may be appropriate in respect of:

                (A) any variation in the amount of the paid up share capital, the share premium account or capital redemption reserve since the date of the relevant balance sheet and so that for this purpose if any proposed allotment of shares by the Company for cash has been underwritten or agreed to be subscribed then these shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys payable (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up on the date when the issue of the shares was underwritten or agreed to be subscribed (or if the underwriting or subscription agreement was conditional, the date on which it became unconditional);

                (B) any undertaking which was not a subsidiary undertaking at the date of the relevant balance sheet but which would be a subsidiary undertaking if group accounts were prepared as at the relevant time (and as if such time were the end of the Company's financial year) or any undertaking which was a subsidiary undertaking but which would no longer be so if group accounts were to be so prepared at the relevant time; and

                (C) any variation in the interest of the Company in another
                    Group company since the date of the relevant balance sheet;

          (ii) excluding (so far as not already excluded) minority and other outside interests in any subsidiary undertaking;

          (iii) deducting to the extent included in the above:

                (A) the book values of intangible assets except goodwill shown in the relevant balance sheet (as adjusted pursuant to the above provisions of this paragraph); and

                (B) the amount of any distribution declared, recommended or made by any Group company to a person other than another Group company out of profits accrued up to and including the date of (and to the extent not provided for in) the relevant balance sheet;

          (iv) adding a sum equal to the amount of goodwill arising on the acquisition of any undertaking or business after 1st January, 1996 and remaining part of the

                Group to the extent that it has been written off against reserves and not reinstated;

          (v) making such other adjustments (if any) as the board may consider appropriate or necessary and as are approved by the auditors;

     (b) "borrowings" include the following except in so far as otherwise taken into account:

          (i) the principal amount of any debenture (whether secured or unsecured) of a Group company;

          (ii) the outstanding amount raised by acceptances under an acceptance credit or bills facility opened by a bank or acceptance house on behalf of or in favour of a Group company, excluding acceptances of trade bills relating to goods purchased in the ordinary course of trading;

          (iii) the nominal amount of any share capital and the principal amount of any debenture or borrowing, the beneficial interest in which is not owned by a Group company, to the extent that their payment or repayment is the subject of a guarantee or indemnity by a Group company;

          (iv) any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing; and

          (v) any fixed amount in respect of a finance lease payable by any Group company which would be shown at the relevant time as an obligation in a balance sheet and prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet and for this purpose "finance lease" means a contract between a lessor and a Group company as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee, but exclude the following:

          (i) borrowings incurred by a Group company for the purpose of repaying within six months of the borrowing all or part of any borrowings made by it or another Group company, pending their application for that purpose during that period;

          (ii) borrowing incurred by a Group company to finance a contract where a part of the price receivable under the contract by that or another Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group Company) carrying on the business of providing credit insurance up to an amount equal to that part of the price which is guaranteed or insured;

          (iii) a proportionate amount of the borrowings of a Group company which is not a wholly-owned subsidiary of the Company corresponding to the minority or outside interest in it;

          (iv) borrowings of an undertaking which was not a subsidiary undertaking at the date of the relevant balance sheet, to the extent that those borrowings do not exceed its borrowings outstanding on the date when it became a Group company but only until six months after the date on which the undertaking became a subsidiary undertaking; and

          (v) amounts payable under any hire-purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of paragraph (b)(v) above;

     (c) "cash deposited" means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company), (whether on current account or otherwise), the realisable value of certificates of governments and companies or other readily realisable deposits owned by any Group company except that in the case of any such items owned by a Group company which is not a wholly-owned subsidiary of the Company, there shall be excluded a proportionate amount of those items corresponding to the minority or outside interests in it;

     (d) "Group" means the Company and its subsidiary undertakings from time to time;

     (e)  "Group company"  means any undertaking in the Group; and

     (f) "relevant balance sheet" means the audited consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in the latest group accounts; and if the Company should prepare its audited consolidated balance sheet on the basis of one accounting convention and a supplementary balance sheet on the basis of another, the audited consolidated balance sheet shall be taken as the relevant balance sheet.

(4)  For the purposes of any calculation under this article:

     (a) a borrowing denominated or repayable or any cash deposited, in a currency other than sterling shall be translated into sterling:

           (i) at the London exchange rate for the date as at which the calculation is being made; or

           (ii) if it would result in a lower figure, at the London exchange rate on the date of the relevant balance sheet, and for this purpose the "London exchange rate" for any date is the spot rate of exchange, quoted at or about 11.00 a.m. on the business day before that date by a bank in London selected by the board; and

     (b) where under the terms of any borrowing the amount of money that would be required to discharge its principal amount in full if it fell to be repaid (at the option of the borrower or by reason of default) on the date as at which the calculation is being made is less than the amount that would otherwise be taken into account in respect of that borrowing for the purpose of this article, the amount of the borrowing to be taken into account shall be the lesser amount.

(5) The limit imposed under paragraph (2) above shall be deemed not to have been breached until the amount of borrowings has exceeded that limit for 30 consecutive days. This paragraph overrides all other provisions of this article.

(6)  A certificate or report by the Company's auditors:

     (a) as to the amount of adjusted capital and reserves or the amount of borrowings; or

     (b) to the effect that the limit imposed under this article was not exceeded or breached at a particular date, shall be conclusive evidence as to that amount or fact.

(7) If the Company has joint auditors, references in this article to the Company's auditors are to any of the joint auditors.

(8) No lender or other person dealing with any Group company need enquire whether the limit imposed under paragraph (2) above has been or will be complied with.

(9) A borrowing or security resulting in a breach of the limit shall not be void nor shall it be voidable at the instance of the Company or any other Group company.

                          DELEGATION OF BOARD'S POWERS

81.  Delegation to individual directors

     The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

82.  Committees

(1) The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(2) The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by these articles regulating the proceedings of the board so far as they are capable of applying.

83.  Local boards

(1) The board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(2) The board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(3) Any appointment or delegation under this article may be made on such terms and subject to such conditions as the board thinks fit and the board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

84.  Powers of attorney

     The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

                              DIRECTORS' INTERESTS

85.  Directors' interests and voting

(1) Subject to the Statutes, a director shall not be disqualified by his office from entering into any contract with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise. Subject to the interest of the director being duly declared, a contract entered into by or on behalf of the Company in which any director is in any way interested shall not be liable to be avoided, nor shall any director so interested be liable to account to the Company for any benefit resulting from the contract, by reason of the director holding that office or of the fiduciary relationship established by his holding that office.

(2) A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Statutes) and upon such terms as the board may decide and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles.

(3) A director may be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any other company in which the Company may be interested and shall not be liable to account to the Company for any benefit received by him as a member or director of, or holder of any other office or place of profit under, or his other interest in, that company.

(4) The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company).

(5) A director may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(6) The board may purchase and maintain for or for the benefit of any person who holds or has at any time held a relevant office insurance against any liability incurred by him in respect of any act or omission in the actual or purported discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his holding of a relevant office; and for this purpose "relevant office" means that of director, officer or employee in relation to the Company or any company which is or was a subsidiary undertaking of or associated with the Company or any predecessor in business of the Company or any such subsidiary undertaking or associated company, or that of trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of the Company or any such subsidiary undertaking or associated company.

(7) A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the board meeting at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first board meeting after he knows that he is or has become so interested. For the purposes of this article, a general notice given to the board by a director to the effect that:

     (a) he is a member of a specified company or firm and is to be regarded as interested in any other contract which may after the date of the notice be made with that company or firm; or

     (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

     shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract but no such notice shall be effective unless either it is given at a board meeting or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(8) A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(9) A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any contract or arrangement or other proposal in which he has an interest which (together with any interest of any connected person of his) is to his knowledge a material interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

     (a) any contract in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

     (b)  the giving of any guarantee, security or indemnity in respect of:

          (i) money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

          (ii) a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

     (c) any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

     (d) any contract concerning any other company in which he and any connected persons do not to his knowledge hold an interest in shares (within the meaning of sections 198 to 211 of the Act) representing one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company;

     (e) any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

     (f) the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

     For the purposes of this paragraph a person is a "connected person" in relation to a director if that person is deemed to be connected with that director within the meaning of section 346 of the Act.

(10) In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

(11) If any question arises at any meeting as to the materiality of an interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him, has not been fairly disclosed.

(12) In this article references to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(13) The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not duly authorised by reason of a contravention of this article.

                            PROCEEDINGS OF THE BOARD

86.  Board meetings

     The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

87.  Notice of board meetings

     Notice of a board meeting may be given to a director personally or by word of mouth or given in writing or by electronic means to him at such address as he may from time to time specify for this purpose (or if he does not specify an address, at his last known address). A director may waive notice of any meeting either prospectively or retrospectively.

88.  Quorum

     The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two.

89.  Chairman or deputy chairman to preside

(1) The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

(2) The chairman, or failing him any deputy chairman (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

90.  Competence of board meetings

     A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

91.  Voting

     Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

92.  Telephone board meeting

(1) A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other electronic means which enables him:

     (a) to hear each of the other participating directors addressing the meeting; and

     (b) if he so wishes, to address all of the other participating directors simultaneously.

(2) A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 78, may participate in the manner specified above in the business of the meeting.

(3) A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

93.  Resolutions without meetings

     A resolution which is signed or approved by all the directors entitled to vote on that resolution shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or electronic communication or in several documents or electronic communications in like form, each signed or approved by one or more of the directors concerned. For the purpose of this article:

     (a) the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

     (b) the approval of a director or alternate director shall be given in writing or by electronic means.

94.  Validity of acts of directors in spite of formal defect

     All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

95.  Minutes

     The board shall cause minutes to be made in books kept for the purpose:

     (a)  of all appointments of officers made by the board;

     (b) of the names of all the directors present at each meeting of the board and of any committee; and

     (c) of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the board and of any committee.

                                   SECRETARY

96.  Secretary

     The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

                               SHARE CERTIFICATES

97.  Issue of certificates

(1) A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares represented by a certificate in his name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares.

(2) In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(3) A share certificate may be issued under seal (by affixing the seal to, or printing the seal or a representation of it on, the certificate) or executed or authenticated in such manner as the board may from time to time determine, either generally or in any particular case (which may include any signature being applied mechanically or electronically). A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. Any certificate so issued shall, as against the Company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

(4) A share certificate may be given to a member in accordance with the provisions of these articles on notices.

98.  Charges for and replacement of certificates

(1) Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(2) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

(3) If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(4) If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(5) In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

                                 LIEN ON SHARES

99.  Lien on partly paid shares

(1) The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(2) The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien (if any) on that share.

100. Enforcement of lien

(1) The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within fourteen clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(2) To give effect to any sale under this article, the board may authorise some person to transfer the share sold to, or as directed by, the purchaser.
     The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(3) The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

                                CALLS ON SHARES

101. Calls

(1) Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

(2) Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(3) A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(4) The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

102. Interest on calls

     If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

103. Sums treated as calls

     A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become payable by virtue of a call.

104. Power to differentiate

     On any issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

105. Payment of calls in advance

     The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance.

                              FORFEITURE OF SHARES

106. Notice of unpaid calls

(1) If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may give a notice to the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(2) The notice shall state a further day, being not less than fourteen clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(3)  The board may accept a surrender of any share liable to be forfeited.

107. Forfeiture on non-compliance with notice

(1) If the requirements of a notice given under the preceding article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(2) If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

108. Power to annul forfeiture or surrender

     The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

109. Disposal of forfeited or surrendered shares

(1) Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(2) A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

110. Arrears to be paid notwithstanding forfeiture or surrender

     A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

                                      SEAL

111. Seal

(1) The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(2)  The board shall provide for the safe custody of every seal of the Company.

(3) A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given in writing or by electronic means by a majority of the directors or of the members of a duly authorised committee.

(4) The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with.

(5)  Unless otherwise decided by the board:

     (a) certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

     (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

                                   DIVIDENDS

112. Declaration of dividends by the Company

     The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

113. Fixed and interim dividends

     The board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

114. Calculation and currency of dividends

(1) Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

     (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

     (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

     (c)  dividends may be declared or paid in any currency.

(2) The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

115. Method of payment

(1) The Company may pay any dividend or other sum payable in respect of a share:

     (a) by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

     (b) by a bank or other funds transfer system or by such other electronic means (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

     (c) in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(2) Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(3) Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

(4) Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

(5) Any dividend or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

116. Dividends not to bear interest

     No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

117. Calls or debts may be deducted from dividends

     The board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

118. Unclaimed dividends etc

     All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having become due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

119. Uncashed dividends

     If:

     (a) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

     (b) such a payment is left uncashed or returned to the Company on two consecutive occasions,

     the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

120. Dividends in specie

(1) With the authority of an ordinary resolution of the Company and on the recommendation of the board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(2) Where any difficulty arises with the distribution, the board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the board may think fit.

121. Scrip dividends

(1) The board may, with the authority of an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive further shares (whether or not of that class), credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a "scrip dividend") in accordance with the following provisions of this article.

(2) The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(3) The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(4) For the purposes of paragraph (3) above the value of the further shares shall be:

     (a) equal to the average middle-market quotation for a fully paid share of the relevant class, adjusted if necessary for the proposed dividend, as shown in the London Stock Exchange Daily Official List or as established from such other source as the board considers appropriate for the five business days immediately preceding or following the announcement of the cash dividend to which the scrip dividend relates, as the board may decide; or

     (b) calculated in such manner as may be determined by or in accordance with the ordinary resolution.

(5) The board shall give notice to the holders of ordinary shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(6) The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the board may consider appropriate.

(7) The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.

(8) The board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the board, compliance with local laws or regulations would be unduly onerous.

(9) The board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of ordinary shares in respect of any dividend is less than the value of one new share (as determined for the basis of any scrip dividend) the board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(10) The board may from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

(11) The board shall not make a scrip dividend available unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

                          CAPITALISATION OF RESERVES

122. Capitalisation of reserves

(1)  The board may, with the authority of an ordinary resolution of the Company:

     (a) resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

     (b) appropriate that sum as capital to the holders of ordinary shares in proportion to the nominal amount of the ordinary share capital held by them respectively and apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

(2) Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

(3) The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

123. Capitalisation of reserves - employees' share schemes

(1) This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies:

     (a) where a person is granted pursuant to an employees' share scheme a right to subscribe for shares in the Company in cash at a subscription price less than their nominal value; and

     (b) where, pursuant to an employees' share scheme, the terms on which any person is entitled to subscribe in cash for shares in the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

(2)  In any such case the board:

     (a) shall transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the "cash deficiency") from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

     (b) (subject to paragraph (4) below) shall not apply that reserve account for any purpose other than paying up the cash deficiency upon the allotment of those shares.

(3) Whenever the Company is required to allot shares pursuant to such a right to subscribe, the board shall (subject to the Statutes) appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares, apply that amount in paying up the deficiency on the nominal value of those shares and allot those shares credited as fully paid to the person entitled to them.

(4) If any person ceases to be entitled to subscribe for shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

(5)  No right shall be granted under any employees' share scheme under paragraph
     (1)(a) above and no adjustment shall be made as mentioned in paragraph
     (1)(b) above unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

                                 RECORD DATES

124. Fixing of record dates

(1) Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2) In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

                                   ACCOUNTS

125. Accounting records

(1) The board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(2) No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

                                    NOTICES

126. Form of notices

(1) Except where otherwise expressly stated, any notice to be given to or by any person under these articles shall be in writing or, to the extent permitted by the Statutes and subject to paragraph (2), contained in an electronic communication.

(2) The board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the board.

127. Manner of giving notices

(1) A notice in writing, document or other communication may be given or served by the Company to any member either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address.

(2) Subject to the Statutes, a notice, document or other communication may be given by the Company to any member by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a web site and notifying the member concerned, in such manner as he may from time to time authorise, that it has been so published.

(3) In the case of joint holders of a share, any notice, document or other communication given or served by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

(4) A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address but, unless he does so, shall not be entitled to receive any notice from the Company.

128. Notice by advertisement

     If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if at least six clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

129. When notice is deemed given

(1) Any notice in writing, document or other communication, if sent by first class post, shall be deemed to have been given on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been given on the second day following that on which the envelope containing it is put into the post and in proving that a notice, document or other communication has been given it shall be sufficient to prove that the letter, envelope or wrapper containing the notice, document or other communication was properly addressed, prepaid and put into the post.

(2) Any notice in writing, document or other communication not sent by post but left at a registered address or address at which a notice, document or other communication may be given shall be deemed to have been given on the day it was so left.

(3) Any notice, document or other communication, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company.

(4) Where notice is given by way of newspaper advertisement, such notice shall be deemed to have been given to each member or person entitled to receive it at noon on the day when the advertisement appears or, if it appears on different days, at noon on the first of the days when it appears.

(5) A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(6) Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with section 212 of the Act) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

130. Record date for giving notices

(1) For the purposes of giving notices of meetings, documents or other communications, whether under section 370(2) of the Act, any other Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other communications are those persons entered on the register at the close of business on a day determined by it.

(2) The day determined by the Company under paragraph (1) above may not be more than 21 days before the day that the notice of the meeting, document or other communication is given.

131. Notice to person entitled by transmission

     Where a person is entitled by transmission to a share, any notice or other communication shall be given to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

                               UNTRACED MEMBERS

132. Sale of shares of untraced members

(1) The Company may sell, in such manner as the board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

     (a) during a period of twelve years at least three cash dividends have become payable in respect of the share to be sold and have been sent by the Company in accordance with these articles;

     (b) during that period of twelve years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a funds transfer system has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

     (c) on or after the expiry of that period of twelve years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the last known address of the member or person entitled by transmission to the share or the address at which notices may be given in accordance with these articles is located, in each case giving notice of its intention to sell the share; and

     (d) during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(2) The Company's power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to subparagraph (1)(c) above, is issued in right of a share to which paragraph (1) applies (or in right of any share to which this paragraph applies) if the conditions set out in subparagraphs (1)(b) to (d) are satisfied in relation to the further share (but as if the references to a period of twelve years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(3) To give effect to any sale, the board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

133. Application of proceeds of sale

(1) The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(2) Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(3) No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

                           DESTRUCTION OF DOCUMENTS

134. Destruction of documents

(1) The board may authorise or arrange the destruction of documents held by the Company as follows:

     (a) at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

     (b) at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

     (c) at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

     (d) at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(2)  It shall conclusively be presumed in favour of the Company that:

     (a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

     (b) every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

     (c) every share certificate so destroyed was a valid certificate duly and properly cancelled;

     (d) every other document mentioned in paragraph (1) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

     (e)  every paid dividend warrant and cheque so destroyed was duly paid.

(3) The provisions of paragraph (2) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(4) Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (1) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

(5) References in this article to the destruction of any document include references to its disposal in any manner.

                                  WINDING UP

135. Powers to distribute in specie

     If the Company is in liquidation, the liquidator may, with the authority of an extraordinary resolution of the Company and any other authority required by the Statutes:

     (a) divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

     (b) vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

                                   INDEMNITY

136. Indemnity of officers

     Subject to the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office but:

     (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

     (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced.